Exhibit 8.1

List of Subsidiaries

Serial No.	Name of company	Domicile of company	Footnote
Subsidiaries
1	Deutsche Bank Aktiengesellschaft	Frankfurt am Main
2	ABFS I Incorporated	Lutherville-Timonium
3	Alex. Brown Financial Services Incorporated	Lutherville-Timonium
4	Alex. Brown Investments Incorporated	Lutherville-Timonium
5	Alfred Herrhausen Gesellschaft mbH	Berlin
6	Argent Incorporated	Lutherville-Timonium
7	Baldur Mortgages Limited	London
8	Betriebs-Center für Banken AG	Frankfurt
9	Better Financial Services GmbH	Berlin
10	Better Payment Germany GmbH	Berlin
11	BHW - Gesellschaft für Wohnungswirtschaft mbH	Hameln
12	BHW Bausparkasse Aktiengesellschaft	Hameln
13	BHW Holding GmbH	Hameln
14	Borfield Sociedad Anonima	Montevideo
15	Breaking Wave DB Limited	London
16	BT Globenet Nominees Limited	London
17	Cardea Real Estate S.r.l.	Milan
18	Caribbean Resort Holdings, Inc.	New York	1
19	Cathay Advisory (Beijing) Co., Ltd.	Beijing
20	Cathay Asset Management Company Limited	Ebène
21	Cathay Capital Company (No 2) Limited	Ebène
22	China Recovery Fund, LLC	Wilmington
23	Cinda - DB NPL Securitization Trust 2003-1	Wilmington	1
24	Consumo Srl in Liquidazione	Milan
25	D B Investments (GB) Limited	London
26	D&M Turnaround Partners Godo Kaisha	Tokyo
27	DB (Barbados) SRL	Christ Church
28	DB (Malaysia) Nominee (Asing) Sdn. Bhd.	Kuala Lumpur
29	DB (Malaysia) Nominee (Tempatan) Sendirian Berhad	Kuala Lumpur
30	DB Alex. Brown Holdings Incorporated	Wilmington
31	DB Aotearoa Investments Limited	George Town

Serial No.	Name of company	Domicile of company	Footnote
32	DB Beteiligungs-Holding GmbH	Frankfurt
33	DB Boracay LLC	Wilmington
34	DB Capital Markets (Deutschland) GmbH	Frankfurt
35	DB Cartera de Inmuebles 1, S.A.U.	Madrid
36	DB Chestnut Holdings Limited	George Town
37	DB Commodity Financing Limited	London
38	DB Corporate Advisory (Malaysia) Sdn. Bhd.	Kuala Lumpur
39	DB Direkt GmbH	Frankfurt
40	DB Equipment Leasing, Inc.	New York
41	DB Finance (Delaware), LLC	Wilmington
42	DB Global Technology SRL	Bucharest
43	DB Global Technology, Inc.	Wilmington
44	DB Group Services (UK) Limited	London
45	DB Holdings (New York), Inc.	New York
46	DB HR Solutions GmbH	Frankfurt
47	DB Impact Investment Fund I, L.P.	Edinburgh	2
48	DB Industrial Holdings Beteiligungs GmbH & Co. KG	Luetzen	2
49	DB Industrial Holdings GmbH	Luetzen
50	DB Intermezzo LLC	Wilmington
51	DB International (Asia) Limited	Singapore
52	DB International Investments Limited	London
53	DB International Trust (Singapore) Limited	Singapore
54	DB Investment Managers, Inc.	Wilmington
55	DB Investment Partners Limited	London
56	DB Investment Partners Pte. Ltd.	Singapore
57	DB Investment Resources (US) Corporation	Wilmington
58	DB Investment Resources Holdings Corp.	Wilmington
59	DB Investment Services GmbH	Frankfurt
60	DB IROC Leasing Corp.	New York
61	DB London (Investor Services) Nominees Limited	London
62	DB Management Support GmbH	Frankfurt
63	DB Nominees (Hong Kong) Limited	Hong Kong
64	DB Nominees (Jersey) Limited	St. Helier
65	DB Nominees (Singapore) Pte Ltd	Singapore
66	DB Omega Ltd.	George Town
67	DB Operaciones y Servicios Interactivos, S.L.U.	Madrid
68	DB Overseas Finance Delaware, Inc.	Wilmington
69	DB Overseas Holdings Limited	London
70	DB Print GmbH	Frankfurt
71	DB Private Clients Corp.	Wilmington

Serial No.	Name of company	Domicile of company	Footnote
72	DB Private Wealth Mortgage Ltd.	New York
73	DB Re S.A.	Luxembourg
74	DB Service Centre Limited	Dublin
75	DB Services (Jersey) Limited	St. Helier
76	DB Services Americas, Inc.	Wilmington
77	DB Servizi Amministrativi S.r.l.	Milan
78	DB Strategic Advisors, Inc.	Makati City
79	DB Structured Derivative Products, LLC	Wilmington
80	DB Structured Products, Inc.	Wilmington
81	DB Trustee Services Limited	London
82	DB Trustees (Hong Kong) Limited	Hong Kong
83	DB U.S. Financial Markets Holding Corporation	Wilmington
84	DB UK Bank Limited	London
85	DB UK Holdings Limited	London
86	DB UK PCAM Holdings Limited (in members' voluntary liquidation)	London
87	DB USA Core Corporation	West Trenton
88	DB USA Corporation	Wilmington
89	DB Valoren S.à r.l.	Luxembourg
90	DB Value S.à r.l.	Luxembourg
91	DB VersicherungsManager GmbH	Frankfurt
92	DB Vita S.A.	Luxembourg
93	DBAH Capital, LLC	Wilmington
94	DBCIBZ1	George Town
95	DBFIC, Inc.	Wilmington
96	DBNZ Overseas Investments (No.1) Limited	George Town
97	DBOI Global Services (UK) Limited	London
98	DBR Investments Co. Limited	George Town
99	DBRE Global Real Estate Management IB, Ltd.	George Town
100	DBRMSGP1	George Town	2, 3
101	DBUK PCAM Limited (in members' voluntary liquidation)	London
102	DBUSBZ2, S.à r.l.	Luxembourg
103	DBX Advisors LLC	Wilmington
104	DEBEKO Immobilien GmbH & Co Grundbesitz OHG	Eschborn	2
105	DEE Deutsche Erneuerbare Energien GmbH	Frankfurt
106	DEUKONA Versicherungs-Vermittlungs-GmbH	Frankfurt
107	Deutsche (Aotearoa) Capital Holdings New Zealand	Auckland
108	Deutsche (Aotearoa) Foreign Investments New Zealand	Auckland

Serial No.	Name of company	Domicile of company	Footnote
109	Deutsche (New Munster) Holdings New Zealand Limited	Auckland
110	Deutsche Alternative Asset Management (UK) Limited	London
111	Deutsche Asia Pacific Holdings Pte Ltd	Singapore
112	Deutsche Asset Management (India) Private Limited	Mumbai
113	Deutsche Australia Limited	Sydney
114	Deutsche Bank (Cayman) Limited	George Town
115	Deutsche Bank (China) Co., Ltd.	Beijing
116	Deutsche Bank (Malaysia) Berhad	Kuala Lumpur
117	Deutsche Bank (Suisse) SA	Geneva
118	Deutsche Bank (Uruguay) Sociedad Anónima Institución Financiera Externa	Montevideo
119	DEUTSCHE BANK A.S.	Istanbul
120	Deutsche Bank Americas Holding Corp.	Wilmington
121	Deutsche Bank Europe GmbH	Frankfurt
122	Deutsche Bank Financial Company	George Town
123	Deutsche Bank Holdings, Inc.	Wilmington
124	Deutsche Bank Insurance Agency Incorporated	Wilmington
125	Deutsche Bank Luxembourg S.A.	Luxembourg
126	Deutsche Bank Mutui S.p.A.	Milan
127	Deutsche Bank National Trust Company	Los Angeles
128	Deutsche Bank Polska Spólka Akcyjna	Warsaw
129	Deutsche Bank Representative Office Nigeria Limited	Lagos
130	Deutsche Bank S.A. - Banco Alemão	Sao Paulo
131	Deutsche Bank Securities Inc.	Wilmington
132	Deutsche Bank Securities Limited	Toronto
133	Deutsche Bank Società per Azioni	Milan
134	Deutsche Bank Trust Company Americas	New York
135	Deutsche Bank Trust Company Delaware	Wilmington
136	Deutsche Bank Trust Company, National Association	New York
137	Deutsche Bank Trust Corporation	New York
138	Deutsche Bank, Sociedad Anónima Española Unipersonal	Madrid
139	Deutsche Capital Finance (2000) Limited	George Town
140	Deutsche Capital Markets Australia Limited	Sydney
141	Deutsche Capital Partners China Limited (in voluntary liquidation)	George Town
142	Deutsche Cayman Ltd.	Camana Bay

Serial No.	Name of company	Domicile of company	Footnote
143	Deutsche Custody N.V.	Amsterdam
144	Deutsche Domus New Zealand Limited	Auckland
145	Deutsche Equities India Private Limited	Mumbai
146	Deutsche Finance No. 2 Limited (in voluntary liquidation)	George Town
147	Deutsche Foras New Zealand Limited	Auckland
148	Deutsche Gesellschaft für Immobilien-Leasing mit beschränkter Haftung	Duesseldorf
149	Deutsche Global Markets Limited	Tel Aviv
150	Deutsche Group Holdings (SA) Proprietary Limited	Johannesburg
151	Deutsche Group Services Pty Limited	Sydney
152	Deutsche Grundbesitz-Anlagegesellschaft mit beschränkter Haftung	Frankfurt
153	Deutsche Holdings (Grand Duchy)	Luxembourg
154	Deutsche Holdings (Luxembourg) S.à r.l.	Luxembourg
155	Deutsche Holdings Limited	London
156	Deutsche Holdings No. 2 Limited	London
157	Deutsche Holdings No. 3 Limited	London
158	Deutsche Holdings No. 4 Limited (in members' voluntary liquidation)	London
159	Deutsche Immobilien Leasing GmbH	Duesseldorf
160	Deutsche India Holdings Private Limited	Mumbai
161	Deutsche India Private Limited	Mumbai
162	Deutsche International Corporate Services (Ireland) Limited	Dublin
163	Deutsche International Corporate Services Limited	St. Helier
164	Deutsche International Custodial Services Limited	St. Helier
165	Deutsche Investments (Netherlands) N.V.	Amsterdam
166	Deutsche Investments India Private Limited	Mumbai
167	Deutsche Investor Services Private Limited	Mumbai
168	Deutsche Knowledge Services Pte. Ltd.	Singapore
169	Deutsche Leasing New York Corp.	New York
170	Deutsche Mexico Holdings S.à r.l.	Luxembourg
171	Deutsche Morgan Grenfell Group Limited (in members' voluntary liquidation)	London

Serial No.	Name of company	Domicile of company	Footnote
172	Deutsche Mortgage & Asset Receiving Corporation	Wilmington
173	Deutsche Nederland N.V.	Amsterdam
174	Deutsche New Zealand Limited	Auckland
175	Deutsche Nominees Limited	London
176	Deutsche Oppenheim Family Office AG	Cologne
177	Deutsche Overseas Issuance New Zealand Limited	Auckland
178	Deutsche Postbank Finance Center Objekt GmbH	Schuettringen
179	Deutsche Securities (India) Private Limited	New Delhi
180	Deutsche Securities (Proprietary) Limited	Johannesburg
181	Deutsche Securities (SA) (Proprietary) Limited	Johannesburg
182	Deutsche Securities Asia Limited	Hong Kong
183	Deutsche Securities Inc.	Tokyo
184	Deutsche Securities Israel Ltd.	Tel Aviv
185	Deutsche Securities Korea Co.	Seoul
186	Deutsche Securities Saudi Arabia (a closed joint stock company)	Riyadh
187	Deutsche Securities, S.A. de C.V., Casa de Bolsa	Mexico City
188	Deutsche Services (CI) Limited	St. Helier
189	Deutsche Services Polska Sp. z o.o.	Warsaw
190	Deutsche StiftungsTrust GmbH	Frankfurt
191	Deutsche Strategic Investment Holdings Yugen Kaisha	Tokyo
192	Deutsche Trustee Company Limited	London
193	Deutsche Trustee Services (India) Private Limited	Mumbai
194	Deutsche Trustees Malaysia Berhad	Kuala Lumpur
195	Deutsche Wealth Management S.G.I.I.C., S.A.	Madrid
196	Deutsches Institut für Altersvorsorge GmbH	Frankfurt
197	DI Deutsche Immobilien Treuhandgesellschaft mbH	Frankfurt
198	DIP Management GmbH	Frankfurt
199	DISCA Beteiligungsgesellschaft mbH	Duesseldorf
200	Durian (Luxembourg) S.à r.l.	Luxembourg
201	DWS Alternatives France	Paris
202	DWS Alternatives Global Limited	London
203	DWS Alternatives GmbH	Frankfurt
204	DWS Asset Management (Korea) Company Limited	Seoul
205	DWS Beteiligungs GmbH	Frankfurt
206	DWS CH AG	Zurich

Serial No.	Name of company	Domicile of company	Footnote
207	DWS Distributors, Inc.	Wilmington
208	DWS Far Eastern Investments Limited	Taipei
209	DWS Global Business Services Inc.	Taguig City
210	DWS Group GmbH & Co. KGaA	Frankfurt	2
211	DWS Group Services UK Limited	London
212	DWS Grundbesitz GmbH	Frankfurt
213	DWS India Private Limited	Mumbai
214	DWS International GmbH	Frankfurt
215	DWS Investment GmbH	Frankfurt
216	DWS Investment Management Americas, Inc.	Wilmington
217	DWS Investment S.A.	Luxembourg
218	DWS Investments Australia Limited	Sydney
219	DWS Investments Hong Kong Limited	Hong Kong
220	DWS Investments Japan Limited	Tokyo
221	DWS Investments Shanghai Limited	Shanghai
222	DWS Investments Singapore Limited	Singapore
223	DWS Investments UK Limited	London
224	DWS Management GmbH	Frankfurt
225	DWS Real Estate GmbH	Frankfurt
226	DWS Service Company	Wilmington
227	DWS Shanghai Private Equity Fund Management Limited	Shanghai
228	DWS Trust Company	Concord
229	DWS USA Corporation	Wilmington
230	EC EUROPA IMMOBILIEN FONDS NR. 3 GmbH & CO. KG i.I.	Hamburg
231	Elm (Luxembourg) S.à r.l.	Luxembourg
232	European Value Added I (Alternate G.P.) LLP	London
233	Fiduciaria Sant' Andrea S.r.l.	Milan
234	Finanzberatungsgesellschaft mbH der Deutschen Bank	Berlin
235	Fir (Luxembourg) S.à r.l.	Luxembourg
236	Franz Urbig- und Oscar Schlitter-Stiftung Gesellschaft mit beschränkter Haftung	Frankfurt
237	Fünfte SAB Treuhand und Verwaltung GmbH & Co. Suhl "Rimbachzentrum" KG	Bad Homburg
238	German American Capital Corporation	Lutherville-Timonium
239	Greenheart (Luxembourg) S.à r.l.	Luxembourg
240	Greenwood Properties Corp.	New York	1
241	Grundstücksgesellschaft Frankfurt Bockenheimer Landstraße GbR	Troisdorf	2
242	Grundstücksgesellschaft Kerpen-Sindorf Vogelrutherfeld GbR	Troisdorf	2

Serial No.	Name of company	Domicile of company	Footnote
243	Grundstücksgesellschaft Köln Oppenheimstraße GbR	Troisdorf	2
244	Grundstücksgesellschaft Wiesbaden Luisenstraße/Kirchgasse GbR	Troisdorf	2
245	Immobilienfonds Büro-Center Erfurt am Flughafen Bindersleben I GbR	Troisdorf	2
246	Immobilienfonds Wohn- und Geschäftshaus Köln-Blumenberg V GbR	Troisdorf	2
247	ISTRON Beteiligungs- und Verwaltungs-GmbH	Cologne
248	IVAF I Manager, S.à r.l.	Luxembourg
249	Joint Stock Company Deutsche Bank DBU	Kyiv
250	Jyogashima Godo Kaisha	Tokyo
251	KEBA Gesellschaft für interne Services mbH	Frankfurt
252	Kidson Pte Ltd	Singapore
253	Konsul Inkasso GmbH	Essen
254	LA Water Holdings Limited	George Town
255	LAWL Pte. Ltd.	Singapore
256	Leasing Verwaltungsgesellschaft Waltersdorf mbH	Schoenefeld
257	Leonardo III Initial GP Limited	London
258	MEF I Manager, S. à r.l.	Munsbach
259	MIT Holdings, Inc.	Baltimore
260	MortgageIT Securities Corp.	Wilmington
261	MortgageIT, Inc.	New York
262	norisbank GmbH	Bonn
263	Numis Corporation Limited	London
264	Numis Europe Limited	Dublin
265	Numis Nominees (Client) Limited	London
266	Numis Nominees (NSI) Limited	London
267	Numis Nominees Limited	London
268	Numis Securities Inc.	Wilmington
269	Numis Securities Limited	London
270	OOO "Deutsche Bank TechCentre"	Moscow
271	OOO "Deutsche Bank"	Moscow
272	OPB Verwaltungs- und Treuhand GmbH	Cologne
273	OPB-Oktava GmbH	Cologne
274	OPPENHEIM Capital Advisory GmbH	Cologne
275	OPPENHEIM PRIVATE EQUITY Verwaltungsgesellschaft mbH	Cologne
276	PADUS Grundstücks-Vermietungsgesellschaft mbH	Duesseldorf
277	Pan Australian Nominees Pty Ltd (in voluntary strike-off)	Sydney
278	PB Factoring GmbH	Bonn

Serial No.	Name of company	Domicile of company	Footnote
279	PB Spezial-Investmentaktiengesellschaft mit Teilgesellschaftsvermögen i.A.	Bonn	1
280	PCC Services GmbH der Deutschen Bank	Essen
281	Plantation Bay, Inc.	St. Thomas
282	Postbank Direkt GmbH	Bonn
283	Postbank Filialvertrieb AG	Bonn
284	Postbank Finanzberatung AG	Hameln
285	Postbank Immobilien GmbH	Hameln
286	Postbank Leasing GmbH	Bonn
287	Prof. Weber GmbH	Mannheim	4
288	PT Deutsche Sekuritas Indonesia	Jakarta
289	RoPro U.S. Holding, Inc.	Wilmington
290	Route 28 Receivables, LLC	Wilmington
291	RREEF America L.L.C.	Wilmington
292	RREEF European Value Added I (G.P.) Limited	London
293	RREEF Fund Holding LLC	Wilmington
294	RREEF India Advisors Private Limited	Mumbai
295	RREEF Management L.L.C.	Wilmington
296	SAGITA Grundstücks-Vermietungsgesellschaft mbH	Duesseldorf
297	Sal. Oppenheim jr. & Cie. Beteiligungs GmbH	Cologne
298	SAPIO Grundstücks-Vermietungsgesellschaft mbH	Duesseldorf
299	Sharps SP I LLC	Wilmington
300	Stelvio Immobiliare S.r.l.	Bolzano
301	Süddeutsche Vermögensverwaltung Gesellschaft mit beschränkter Haftung	Frankfurt
302	TELO Beteiligungsgesellschaft mbH	Schoenefeld
303	Tempurrite Leasing Limited (in members' voluntary liquidation)	London
304	Thai Asset Enforcement and Recovery Asset Management Company Limited	Bangkok
305	Treuinvest Service GmbH	Frankfurt
306	Triplereason Limited	London
307	VÖB-ZVD Processing GmbH	Bonn
308	WEPLA Beteiligungsgesellschaft mbH	Frankfurt

Serial No.	Name of company	Domicile of company	Footnote
Consolidated Structured Entities
309	Al Mi'yar Capital SA	Luxembourg	5
310	Alguer Inversiones Designated Activity Company	Dublin
311	Alixville Invest, S.L.	Madrid
312	Altersvorsorge Fonds Hamburg Alter Wall Dr. Juncker KG	Frankfurt
313	Atlas Investment Company 1 S.à r.l., en liquidation volontaire	Luxembourg
314	Atlas Investment Company 2 S.à r.l., en liquidation volontaire	Luxembourg
315	Atlas Investment Company 3 S.à r.l., en liquidation volontaire	Luxembourg
316	Atlas Investment Company 4 S.à r.l., en liquidation volontaire	Luxembourg
317	Atlas Portfolio Select SPC	George Town
318	Atlas SICAV - FIS, en liquidation volontaire	Luxembourg	5
319	Australian Secured Personal Loans Trust	Melbourne
320	Axia Insurance, Ltd.	Hamilton	5
321	Carpathian Investments Designated Activity Company	Dublin
322	Cathay Capital Company Limited	Ebène
323	Cathay Strategic Investment Company Limited	Hong Kong
324	Cathay Strategic Investment Company No. 2 Limited (in voluntary liquidation)	George Town
325	Cayman Reference Fund Holdings Limited	George Town
326	Ceto S.à r.l.	Luxembourg
327	Charitable Luxembourg Four S.à r.l.	Luxembourg
328	Charitable Luxembourg Three S.à r.l.	Luxembourg
329	Charitable Luxembourg Two S.à r.l.	Luxembourg
330	City Leasing (Thameside) Limited	London
331	City Leasing Limited	London
332	CLASS Limited	St. Helier	5
333	Collins Capital Low Volatility Performance II Special Investments, Ltd.	Road Town
334	Crofton Invest, S.L.	Madrid
335	Danube Properties S.à r.l., en faillite	Luxembourg
336	DB Asset Finance I S.à r.l.	Luxembourg
337	DB Asset Finance II S.à r.l.	Luxembourg
338	DB Aster II, LLC	Wilmington
339	DB Aster III, LLC	Wilmington

Serial No.	Name of company	Domicile of company	Footnote
340	DB Aster, Inc.	Wilmington
341	DB Aster, LLC	Wilmington
342	DB Covered Bond S.r.l.	Conegliano
343	DB Credit Investments S.à r.l.	Luxembourg
344	DB Finance International GmbH	Frankfurt
345	DB Holding Fundo de Investimento Multimercado Investimento no Exterior Crédito Privado	Sao Paulo
346	DB Immobilienfonds 1 Wieland KG	Frankfurt
347	DB Impact Investment (GP) Limited	London
348	DB Litigation Fee LLC	Wilmington
349	DB Municipal Holdings LLC	Wilmington
350	DB SPEARs/LIFERs, Series DB-8092 Trust	Wilmington
351	DB SPEARs/LIFERs, Series DB-8093 Trust	Wilmington
352	DB SPEARs/LIFERs, Series DB-8095 Trust	Wilmington
353	DB SPEARs/LIFERs, Series DB-8096 Trust	Wilmington
354	DB SPEARs/LIFERs, Series DB-8097 Trust	Wilmington
355	DB SPEARs/LIFERs, Series DB-8098 Trust	Wilmington
356	DB SPEARs/LIFERs, Series DB-8102 Trust	Wilmington
357	DB SPEARs/LIFERs, Series DB-8103 Trust	Wilmington
358	DB SPEARs/LIFERs, Series DB-8108 Trust	Wilmington
359	DB SPEARs/LIFERs, Series DB-8114 Trust	Wilmington
360	DB SPEARs/LIFERs, Series DB-8115 Trust	Wilmington
361	DB SPEARs/LIFERs, Series DB-8116 Trust	Wilmington
362	DB SPEARs/LIFERs, Series DB-8117 Trust	Wilmington
363	DB SPEARs/LIFERs, Series DB-8201 Trust	Wilmington
364	DB SPEARs/LIFERs, Series DB-8202 Trust	Wilmington
365	DB SPEARs/LIFERs, Series DBE-8052 Trust	Wilmington
366	DB SPEARs/LIFERs, Series DBE-8055 Trust	Wilmington
367	DB SPEARs/LIFERs, Series DBE-8057 Trust	Wilmington
368	DB SPEARs/LIFERs, Series DBE-8060 Trust	Wilmington

Serial No.	Name of company	Domicile of company	Footnote
369	DB SPEARs/LIFERs, Series DBE-8067 Trust	Wilmington
370	DB SPEARs/LIFERs, Series DBE-8070 Trust	Wilmington
371	DB SPEARs/LIFERs, Series DBE-8071 Trust	Wilmington
372	DB SPEARs/LIFERs, Series DBE-8081 Trust	Wilmington
373	DB SPEARs/LIFERs, Series DBE-8082 Trust	Wilmington
374	DB SPEARs/LIFERs, Series DBE-8083 Trust	Wilmington
375	DB SPEARs/LIFERs, Series DBE-8085 Trust	Wilmington
376	DB SPEARs/LIFERs, Series DBE-8086 Trust	Wilmington
377	DB SPEARs/LIFERs, Series DBE-8090 Trust	Wilmington
378	DB SPEARs/LIFERs, Series DBE-8094 Trust	Wilmington
379	DB SPEARs/LIFERs, Series DBE-8099 Trust	Wilmington
380	DB SPEARs/LIFERs, Series DBE-8100 Trust	Wilmington
381	DB SPEARs/LIFERs, Series DBE-8101 Trust	Wilmington
382	DB SPEARs/LIFERs, Series DBE-8105 Trust	Wilmington
383	DB SPEARs/LIFERs, Series DBE-8106 Trust	Wilmington
384	DB SPEARs/LIFERs, Series DBE-8107 Trust	Wilmington
385	DB SPEARs/LIFERs, Series DBE-8109 Trust	Wilmington
386	DB SPEARs/LIFERs, Series DBE-8110 Trust	Wilmington
387	DB SPEARs/LIFERs, Series DBE-8112 Trust	Wilmington
388	DB SPEARs/LIFERs, Series DBE-8113 Trust	Wilmington
389	DB SPEARs/LIFERs, Series DBE-8118 Trust	Wilmington
390	DB SPEARs/LIFERs, Series DBE-8902 Trust	Newark
391	DB SPEARs/LIFERs, Series DBE-8908 Trust	Newark
392	DB Structured Holdings Luxembourg S.à r.l.	Luxembourg
393	DBRE Global Real Estate Management US IB, L.L.C.	Wilmington
394	DBX ETF Trust	Wilmington	5

Serial No.	Name of company	Domicile of company	Footnote
395	De Heng Asset Management Company Limited	Beijing
396	Deloraine Spain, S.L.	Madrid
397	Deutsche Bank Luxembourg S.A. - Fiduciary Deposits	Luxembourg	5
398	Deutsche Bank Luxembourg S.A. - Fiduciary Note Programme	Luxembourg	5
399	Deutsche Colombia S.A.S.	Bogotá
400	Deutsche Postbank Funding LLC I	Wilmington
401	Deutsche Postbank Funding LLC III	Wilmington
402	Deutsche Postbank Funding Trust I	Newark
403	Deutsche Postbank Funding Trust III	Newark
404	DWS Access S.A.	Luxembourg	5
405	DWS Alternatives (IE) ICAV	Dublin
406	DWS Funds	Luxembourg	5
407	DWS Garant	Luxembourg	5
408	DWS Invest	Luxembourg	5
409	DWS Invest (IE) ICAV	Dublin
410	DWS Zeitwert Protect	Luxembourg
411	DWS-Fonds Treasury Liquidity (EUR)	Frankfurt
412	Dynamic Infrastructure Securities Fund LP	Wilmington
413	Earls Four Limited	George Town	5
414	Einkaufszentrum "HVD Dresden" S.à.r.l & Co. KG i.I.	Cologne
415	Eirles Three Designated Activity Company	Dublin	5
416	Emerald Asset Repackaging Designated Activity Company	Dublin
417	Emerging Markets Capital Protected Investments Limited	George Town	5
418	Emeris	George Town
419	Encina Property Finance Designated Activity Company	Dublin
420	Epicuro SPV S.r.l.	Conegliano
421	ERET Lux 1 S.à r.l.	Luxembourg
422	Erste Frankfurter Hoist GmbH	Frankfurt
423	European Real Estate Transformation Fund S.C.A. SICAV-RAIF	Luxembourg
424	Fondo Privado de Titulización PYMES I Designated Activity Company	Dublin
425	Freddie Mac Class A Taxable Multifamily M Certificates Series M-037	McLean
426	Freddie Mac Class A Taxable Multifamily M Certificates Series M-039	McLean
427	Freddie Mac Class A Taxable Multifamily M Certificates Series M-040	McLean

Serial No.	Name of company	Domicile of company	Footnote
428	Freddie Mac Class A Taxable Multifamily M Certificates Series M-041	McLean
429	Freddie Mac Class A Taxable Multifamily M Certificates Series M-043	McLean
430	Freddie Mac Class A Taxable Multifamily M Certificates Series M-044	McLean
431	Freddie Mac Class A Taxable Multifamily M Certificates Series M-047	McLean
432	G.O. IB-US Management, L.L.C.	Wilmington
433	GAC-HEL, Inc.	Wilmington
434	Galene S.à r.l.	Luxembourg
435	Gladyr Spain, S.L.	Madrid
436	Global Opportunities Co-Investment Feeder, LLC	Wilmington
437	Global Opportunities Co-Investment, LLC	George Town
438	GWC-GAC Corp.	Wilmington
439	Havbell Designated Activity Company	Dublin
440	Histria Inversiones Designated Activity Company	Dublin
441	Infrastructure Debt Fund S.C.Sp. SICAV-RAIF	Luxembourg
442	Inn Properties S.à r.l., en faillite	Luxembourg
443	Investor Solutions Limited	St. Helier	5
444	Isar Properties S.à r.l., en faillite	Luxembourg
445	IVAF (Jersey) Limited	St. Helier
446	Kelona Invest, S.L.	Madrid
447	Kelsey Street LLC	Wilmington
448	KH Kitty Hall Holdings Limited	Galway
449	Kratus Inversiones Designated Activity Company	Dublin
450	Ledyard, S.L.	Madrid
451	87 Leonard Development LLC	Wilmington
452	Life Mortgage S.r.l.	Conegliano
453	Lindsell Finance Limited	St. Julian's
454	Lockwood Invest, S.L.	Madrid
455	London Industrial Leasing Limited	London
456	Lunashadow Limited	Dublin
457	Malabo Holdings Designated Activity Company	Dublin
458	Merlin XI	George Town
459	Meseta Inversiones Designated Activity Company	Dublin
460	Motion Picture Productions One GmbH & Co. KG	Frankfurt	2

Serial No.	Name of company	Domicile of company	Footnote
461	MPP Beteiligungsgesellschaft mbH	Frankfurt
462	Navegator - SGFTC, S.A.	Lisbon
463	NCW Holding Inc.	Vancouver
464	New 87 Leonard, LLC	Wilmington
465	Oasis Securitisation S.r.l.	Conegliano	1
466	Oder Properties S.à r.l., en faillite	Luxembourg
467	Opus Niestandaryzowany Sekurytyzacyjny Fundusz Inwestycyjny Zamkniety	Warsaw
468	OTTAM Mexican Capital Trust Designated Activity Company	Dublin	5
469	Palladium Global Investments S.A.	Luxembourg	5
470	Palladium Securities 1 S.A.	Luxembourg	5
471	PanAsia Funds Investments Ltd.	George Town	5
472	PARTS Funding, LLC	Wilmington
473	PEIF II SLP Feeder 2 LP	Edinburgh
474	PEIF III SLP Feeder GP, S.à r.l.	Senningerberg
475	PEIF III SLP Feeder, SCSp	Senningerberg
476	Peruda Leasing Limited (in members' voluntary liquidation)	London
477	Philippine Opportunities for Growth and Income (SPV-AMC), INC.	Makati City
478	Property Debt Fund S.C.Sp. SICAV-RAIF	Luxembourg
479	PUTTERs/DRIVERs, Series 3004 Trust	Wilmington
480	PUTTERs/DRIVERs, Series 3005DB Trust	Wilmington
481	PUTTERs/DRIVERs, Series 3006DB Trust	Wilmington
482	PUTTERs/DRIVERs, Series 3007DB Trust	Wilmington
483	QR Tower 2, LLC	Wilmington
484	Radical Properties Unlimited Company	Dublin
485	Reference Capital Investments Limited (in members' voluntary liquidation)	London
486	Rhine Properties S.à r.l., en faillite	Luxembourg
487	Riviera Real Estate	Paris
488	ROCKY 2021-1 SPV S.r.l.	Conegliano
489	Romareda Holdings Designated Activity Company	Dublin
490	RREEF Core Plus Residential Fund LP	Wilmington
491	RREEF DCH, L.L.C.	Wilmington
492	Samburg Invest, S.L.	Madrid
493	SCB Alpspitze UG (haftungsbeschränkt)	Frankfurt
494	Seaconview Designated Activity Company	Dublin

Serial No.	Name of company	Domicile of company	Footnote
495	SGI SLP Feeder GP S.à.r.l.	Senningerberg
496	SGI SLP Feeder SCSp	Senningerberg
497	Singer Island Tower Suite LLC	Wilmington
498	Somkid Immobiliare S.r.l.	Conegliano
499	SP Mortgage Trust	Wilmington
500	SPV I Sociedad Anónima Cerrada	Lima
501	SPV II Sociedad Anónima Cerrada	Lima
502	Style City Limited	Dublin
503	Sunrise Turnaround Partners G.K.	Tokyo
504	Swabia 1 Designated Activity Company	Dublin
505	Swabia 1. Vermögensbesitz-GmbH	Frankfurt
506	Tagus - Sociedade de Titularização de Creditos, S.A.	Lisbon
507	Tasman NZ Residential Mortgage Trust	Auckland
508	Tech Venture Growth Portfolio, F.C.R.	Madrid
509	Tech Venture Growth S.C.R., S.A.	Madrid
510	Timing Chance Multi Asset Income	Frankfurt
511	Trave Properties S.à r.l., en faillite	Luxembourg
512	VCJ Lease S.à r.l.	Luxembourg
513	Vermögensfondmandat Flexible (80% teilgeschützt)	Luxembourg
514	Waltzfire Limited	Dublin
515	Wedverville Spain, S.L.	Madrid
516	Wendelstein 2017-1 UG (haftungsbeschränkt)	Frankfurt
517	5353 WHMR LLC	Wilmington
518	Xtrackers (IE) Public Limited Company	Dublin	5
519	Xtrackers II	Luxembourg	5
520	Zumirez Drive LLC	Wilmington

Serial No.	Footnotes - English
1	Controlled.
2	Status as shareholder with unlimited liability pursuant to Section 313 (2) Number 6 HGB.
3	General Partnership.
4	The company made use of the exemption offered by Section 264 No. 3 HGB.
5	Only specified assets and related liabilities (silos) of this entity were consolidated.